UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2004

SunGard® Data Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12989	51-0267091
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

680 East Swedesford Road, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 484-582-2000

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1:	Press Release, dated February 12, 2004, issued by SunGard Data Systems Inc.

Item 12.	Results of Operations and Financial Condition.

On February 12, 2004, SunGard Data Systems Inc. issued a press release announcing its financial results for the year ended December 31, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this Item 12, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: February 12, 2004	By:	/s/ Michael J. Ruane

Michael J. Ruane
Senior Vice President-Finance and
Chief Financial Officer

EXHIBIT INDEX

The following is a list of Exhibits furnished with this report.

Exhibit No.	Description

99.1:	Press Release, dated February 12, 2004, issued by SunGard Data Systems Inc.